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                                                                  EXHIBIT 4.1


       NORTHSTAR CAPITAL INVESTMENT CORP. a Corporation Formed Under the Laws of the State of Maryland THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 66704F 20 5 THIS CERTIFIES THAT is the owner of FULLY PAID AND NONASSESABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED (Secretary Signature)
SECRETARY (C0-President Signature)
CO-PRESIDENT (Seal)
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR BY:

AUTHORIZED SIGNATURE

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THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT
CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION (THE "CHARTER"), A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (i) NO PERSON MAY

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BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK
IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND
(iv) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY

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OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE
FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) AND IS ACQUIRING AT LEAST $500,000 WORTH OF COMMON STOCK, (C) IT IS AN INDIVIDUAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(4), (5) OR (6) UNDER THE SECURITIES ACT) AND (i) AN EMPLOYEE OF THE CORPORATION OR NORTHSTAR CAPITAL PARTNERS LLC AND IS ACQUIRING AT LEAST $75,000 WORTH OF COMMON STOCK OR (ii) AN EMPLOYEE OF THE INITIAL PURCHASER OR ONE OF ITS AFFILIATES AND IS ACQUIRING $10,000 WORTH OF COMMON STOCK OR (D) IT IS AN INDIVIDUAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(5) OF THE SECURITIES ACT, EXCEPT SUBSTITUTING "$10,000,000" FOR "$1,000,000" IN SUCH RULE) AND AN EMPLOYEE OF THE INITIAL PURCHASER OR ITS AFFILIATES AND IS ACQUIRING AT LEAST $500,000 WORTH OF COMMON STOCK, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR(C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) TO BE BOUND BY

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THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 22,
1997, BY AND BETWEEN THE CORPORATION AND NATIONSBANC MONTGOMERY SECURITIES, INC. (THE "REGISTRATION RIGHTS AGREEMENT") AND (2) THAT UPON RECEIPT OF
NOTICE FROM THE CORPORATION OF THE OCCURRENCE OF ANY EVENT WHICH MAKES A STATEMENT IN A PROSPECTUS WHICH IS PART OF A REGISTRATION STATEMENT RELATING TO THIS SECURITY UNTRUE IN ANY MATERIAL RESPECT OR WHICH REQUIRES THE MAKING OF ANY CHANGES IN SUCH PROSPECTUS IN ORDER TO MAKE THE STATEMENT THEREIN NOT MISLEADING, OR OF CERTAIN OTHER EVENTS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT, THE HOLDER WILL SUSPEND THE SALE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE UNTIL THE CORPORATION HAS AMENDED OR SUPPLEMENTED SUCH PROSPECTUS TO CORRECT SUCH MISSTATEMENT OR OMISSION AND HAS FURNISHED COPIES OF THE AMENDED OR SUPPLEMENTED PROSPECTUS TO THE HOLDER OR THE CORPORATION HAS GIVEN NOTICE THAT THE SALE OF COMMON STOCK MAY BE RESUMED.

PRIOR TO THE DATE (I) THE CORPORATION QUALIFIES AS A "VENTURE CAPITAL OPERATING COMPANY" OR A "REAL ESTATE OPERATING COMPANY," (II) THE COMMON STOCK QUALIFIES AS A CLASS OF "PUBLICLY-OFFERED SECURITIES," OR (III) THE CORPORATION COMPLIES WITH ANOTHER AVAILABLE EXCEPTION UNDER THE PLAN ASSET REGULATIONS ISSUED BY THE DEPARTMENT OF LABOR, THE CORPORATION WILL NOT APPROVE THE SALE, TRANSFER OR DISPOSITION OF THE COMMON STOCK OR INTERESTS THEREIN UNLESS, FOLLOWING SUCH SALE, TRANSFER OR DISPOSITION, LESS THAN TWENTY-FIVE PERCENT (25%) OF THE VALUE OF THE COMMON STOCK AND ANY OTHER CLASS OF SECURITY THAT IS TREATED AS AN EQUITY INTEREST IN THE CORPORATION FOR PURPOSES OF THE PLAN ASSET REGULATIONS IS HELD BY (I) EMPLOYEE BENEFIT PLANS (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHETHER OR NOT SUBJECT TO TITLE I OF ERISA); (II) PLANS DESCRIBED IN SECTION 4975 OF THE CODE; (III)

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ENTITIES WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S
INVESTMENT IN SUCH ENTITIES; OR (IV) ENTITIES THAT OTHERWISE CONSTITUTE "BENEFIT PLAN INVESTORS" WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS DETERMINED WITHOUT REGARD TO THE VALUE OF ANY SUCH INTERESTS HELD BY AFFILIATES OF NORTHSTAR CAPITAL PARTNERS LLC OR OTHER PERSONS WITH AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE CORPORATION OTHER THAN BENEFIT PLAN INVESTORS.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM
TEN ENT
JT TEN
as tenants in common
as tenants by the entireties
as joint tenants with right
of survivorship and not as tenants
in common

UNIF GIFT MIN ACT:
Custodian
                                 (Cust)                (Minor)
                                 under Uniform Gifts to Minors
                                 Act
                                            (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF
ASSIGNEE)

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Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.